EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of February 17, 2026 (the “Effective Date”), by and between:

Kevin Rodan Levy, an individual (the “Seller”),

and

Catalyst Crew Technologies Corp., a Nevada corporation (the “Company” or “Buyer”).

Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is the owner of certain assets relating to (i) an artificial intelligence-enabled healthcare analytics system (the “AI Healthcare Platform”) and (ii) a technology-enabled healthcare services coordination platform (the “Healthcare Services Platform”), together with related intellectual property (collectively, the “Assets”);

WHEREAS, Buyer desires to acquire from Seller, and Seller desires to sell, assign, transfer, and convey to Buyer, all of the Assets, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of Buyer has determined that the acquisition of the Assets is in the best interests of Buyer and its stockholders;

WHEREAS, Seller is the majority shareholder, sole director, and executive officer of Buyer, and the Parties acknowledge that the transaction contemplated by this Agreement constitutes a related-party transaction;

WHEREAS, the Parties intend that this Agreement set forth the terms and conditions pursuant to which Buyer shall acquire the Acquired Assets (as defined below), and assume only certain specified liabilities, if any, of the Assets.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Seller hereby sells, assigns, transfers, conveys, and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all of Seller’s right, title, and interest in and to the assets described in Section 1.2 (the “Acquired Assets”).

1.2 Acquired Assets. The “Acquired Assets” shall include the assets set forth on Schedule A attached hereto and incorporated herein by reference, including, without limitation:

(a)	All rights relating to the AI Healthcare Platform;
(b)	All rights relating to the Healthcare Services Platform;
(c)	All proprietary processes, workflows, clinical protocols (to the extent assignable), and operational documentation;
(d)	All software, databases, and technology infrastructure owned by Seller and used in connection with the Assets;
(e)	All other tangible and intangible assets owned by Seller and used primarily in the operation of the Assets.

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1.3 Excluded Assets. Excluded from the Acquired Assets are:

(a)	Seller’s personal cash, bank accounts, and personal assets not used in the Assets;
(b)	Any assets not specifically related to the Assets;
(c)	Any rights that are non-transferable without required third-party consent, unless and until such consent is obtained.

1.4 Assumed Liabilities. Buyer shall not assume any liabilities of Seller or of the Assets, whether known or unknown, contingent or otherwise, except as expressly set forth in a written instrument executed by Buyer at Closing. For the avoidance of doubt, Buyer shall not assume any liabilities of Seller or the Assets by implication or otherwise.

1.5 Excluded Liabilities. Seller shall retain and remain solely responsible for all liabilities of Seller or the Assets arising prior to Closing, including, without limitation, any tax liabilities, contractual obligations, employment-related obligations, or regulatory liabilities.

1.6 Purchase Price. As consideration for the Acquired Assets, Buyer shall issue to Seller Twelve Million (12,000,000) shares of Buyer’s restricted common stock (the “Purchase Shares”). Such shares shall be issued at the par value of the Company’s common stock.

1.7 Issuance of Shares.

(a)	The Purchase Shares shall be duly authorized, validly issued, fully paid, and non-assessable shares of Buyer’s common stock.
(b)	The Purchase Shares shall be issued as “restricted securities” under the Securities Act of 1933, as amended, and shall bear an appropriate restrictive legend.
(c)	Seller acknowledges that the Purchase Shares may not be sold, transferred, or otherwise disposed of except in compliance with applicable federal and state securities laws, including Rule 144.

1.8 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on February 20, 2026, or such other date as the Parties may agree. At Closing:

(a)	Seller shall deliver to Buyer an Intellectual Property Assignment Agreement;
(b)	Buyer shall issue the Purchase Shares to Seller and cause its transfer agent to record Seller as the holder thereof.

2. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as of the Effective Date and as of the Closing as follows:

2.1 Title to Assets. Seller is the sole legal and beneficial owner of the Acquired Assets and has good and marketable title thereto, free and clear of any liens, claims, security interests, encumbrances, or restrictions.

2.2 Authority. Seller has full legal right, power, and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

2.3 Intellectual Property Ownership.

(a) Seller owns all right, title, and interest in and to the intellectual property included in the Acquired Assets.

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(b) To Seller’s knowledge, no third party has any ownership interest in such intellectual property.

(c) Seller has not granted any exclusive licenses or rights in the Acquired Assets that would impair Buyer’s full use and exploitation thereof.

2.4 No Infringement. To Seller’s knowledge, the Acquired Assets do not infringe upon the intellectual property rights of any third party, and no written claim of infringement has been received.

2.5 No Revenue; No Employees. The Assets have not generated revenue as of the Effective Date. Seller represents that there are no employees, independent contractors, or payroll obligations associated with the Assets.

2.6 No Liabilities. There are no liabilities associated with the Acquired Assets, whether accrued, contingent, known, or unknown, except as expressly disclosed in writing.

2.7 Compliance. To Seller’s knowledge, Seller has not engaged in any activity requiring regulatory approval or licensing that has not been obtained.

2.8 Litigation. There are no actions, suits, investigations, or proceedings pending or threatened against Seller relating to the Acquired Assets.

2.9 No Brokers. Seller has not incurred any broker’s, finder’s, or advisory fees in connection with this transaction.

2.10 Related Party Disclosure. Seller acknowledges that he is the majority shareholder, sole director, and executive officer of Buyer and that this transaction constitutes a related-party transaction.

3. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the Effective Date and as of the Closing as follows:

3.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and authority to own its assets and conduct its business.

3.2 Authorization. The execution, delivery, and performance of this Agreement and the issuance of the Purchase Shares have been duly authorized by all necessary corporate action of Buyer. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

3.3 Valid Issuance of Shares. The 12,000,000 shares of Buyer’s common stock to be issued to Seller pursuant to this Agreement:

(a)	are duly authorized;
(b)	when issued, will be validly issued, fully paid, and non-assessable; and
(c)	will be issued in compliance with applicable federal and state securities laws.

3.4 Capitalization. As of the Effective Date, Buyer has sufficient authorized but unissued shares of common stock to issue the Purchase Shares.

3.5 No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not violate Buyer’s Articles of Incorporation, Bylaws, or any material agreement to which Buyer is a party.

3.6 No Brokers. Buyer has not incurred any broker’s or finder’s fees in connection with this transaction.

3.7 Related Party Acknowledgment. Buyer acknowledges that Seller is the majority shareholder, sole director, and executive officer of Buyer and that this transaction constitutes a related-party transaction approved by the Board of Directors.

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4. COVENANTS

4.1 Delivery of Transfer Documents. At Closing, Seller shall execute and deliver to Buyer:

(a)	An Intellectual Property Assignment Agreement transferring all intellectual property rights included in the Acquired Assets;
(b)	Any additional documents reasonably necessary to effectuate transfer of the Acquired Assets.

4.2 Further Assurances. Following the Closing, Seller shall execute and deliver such additional instruments and take such further actions as may be reasonably necessary to vest fully in Buyer all right, title, and interest in and to the Acquired Assets.

4.3 Restrictive Legend. Seller acknowledges that the Purchase Shares shall bear a restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH ACT.”

4.4 Cooperation. Seller agrees to cooperate with Buyer in connection with any regulatory filings or disclosures required in connection with the transactions contemplated by this Agreement.

SECTION 5 – INDEMNIFICATION

5.1 Indemnification by Seller. Seller shall indemnify, defend, and hold harmless Buyer and its officers, directors, employees, and agents from and against any and all losses, liabilities, damages, claims, costs, and expenses (including reasonable attorneys’ fees) arising out of or resulting from:

(a)	any breach of any representation or warranty made by Seller in this Agreement;
(b)	any breach of any covenant or agreement of Seller contained herein;
(c)	any Excluded Liabilities; or
(d)	any claim by a third party asserting ownership or rights in the Acquired Assets arising from events occurring prior to Closing.

5.2 Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller from and against any and all losses, liabilities, damages, claims, costs, and expenses (including reasonable attorneys’ fees) arising out of or resulting from:

(a)	any breach of any representation or warranty made by Buyer in this Agreement;
(b)	any breach of any covenant or agreement of Buyer contained herein.

5.3 Survival. All representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing indefinitely.

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SECTION 6 – MISCELLANEOUS

6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles.

6.2 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements.

6.3 Amendments. This Agreement may be amended only by a written instrument signed by both Parties.

6.4 Assignment. This Agreement may not be assigned without the prior written consent of the other Party; provided, however, that Buyer may assign this Agreement to a wholly owned subsidiary.

6.5 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original.

6.6 Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

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SIGNATURE BLOCK

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the Effective Date.

SELLER:

/s/ Kevin Rodan Levy
Kevin Rodan Levy

BUYER:

Catalyst Crew Technologies Corp.

/s/ Kevin Rodan Levy
Kevin Rodan Levy Chief Executive Officer

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SCHEDULE A

ACQUIRED ASSETS

Attached to and made part of that certain Asset Purchase Agreement dated February 17, 2026, by and between Kevin Rodan Levy (“Seller”) and Catalyst Crew Technologies Corp. (“Buyer”).

1.	Artificial Intelligence Platform Assets

1.1	All source code and object code comprising the artificial intelligence-based healthcare analytics platform.
1.2	All machine learning models, model architectures, neural network designs, and training configurations.
1.3	All proprietary algorithms, analytical methodologies, and model logic.
1.4	All training datasets and processed datasets to the extent transferable and legally assignable.
1.5	All technical documentation, system architecture diagrams, developer notes, specifications, and related materials.
1.6	All database structures, schemas, and related documentation.
1.7	All product roadmaps, development plans, prototypes, UI/UX designs, and wireframes.
1.8	All issued patents registered with the Autonomous Service of Intellectual Property (SAPI) in the Bolivarian Republic of Venezuela relating to the AI Healthcare Platform, including without limitation:

(a)	Registration No. VEN-SAPI-2025-005287 (CardioAI);
(b)	Registration No. VEN-SAPI-2025-009419 (PulmoAI);
(c)	Registration No. VEN-SAPI-2024-033782 (NeuroAI);

together with all rights, title, and interest therein, including all rights to enforce, license, assign, renew, extend, and file foreign counterparts thereof.

2.	Healthcare Services Platform Assets

2.1	All operational workflows, clinical protocols (to the extent assignable), and business process documentation.

3.	Trade Secrets and Confidential Information

3.1	All trade secrets relating to the Assets.
3.2	All confidential information, know-how, proprietary data, and non-public materials related to the Assets.

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